UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," "outlook" and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, including: the Company’s ability to execute and effect its restructuring program; the development of the Company’s read-through technology; the approval of the Company’s patent applications; the Company’s ability to successfully defend its intellectual property or obtain necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the Company’s ability to obtain applicable regulatory approvals for its current and future product candidates; the acceptance by the market of the Company’s products should they receive regulatory approval; the timing and success of the Company’s preliminary studies, preclinical research, clinical trials, and related regulatory filings; the ability of the Company to consummate additional financings as needed; as well as those discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 24, 2020, the Board of Directors of Eloxx Pharmaceuticals, Inc. (the “Company”) approved a leadership and organizational re-alignment aimed at supporting the Company’s efforts to improve operating performance, concentrate development efforts on the Company’s core programs, and ensure that those programs are appropriately resourced to deliver value to investors and fulfill the Company’s mission to provide treatment options to patients with unmet medical need.

The organizational re-alignment will reduce managerial layers and consolidate roles across the organization, resulting in the elimination of 13 full-time positions. These changes will take place effective March 1, 2020.

As a result of the re-alignment, the Company expects to achieve annual cost savings of approximately $4.9 million, with anticipated fiscal year 2020 savings of approximately $2.4 million, net of severance costs. The Company expects to incur a one-time pre-tax charge, consisting of employee separation costs of approximately $1.7 million, primarily relating to severance and benefits costs. The Company also expects to incur a one-time non-cash stock compensation charge, relating to accelerated vesting of executive stock awards, of approximately $2.5 million.

To the extent applicable, the information in Item 5.02 of this report is incorporated by reference into this Item 2.05.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the leadership re-alignment described in Item 2.05 of this report, Robert Ward, Chief Executive Officer, and David Snow, Chief Business Officer, will each separate from the Company effective February 29, 2020, and Gregory Weaver, Chief Financial Officer, will separate from the Company effective March 15, 2020. The Board of Directors has promoted Gregory C. Williams to Chief Executive Officer and member of the Board of Directors, Neil S. Belloff to Chief Operating Officer, in addition to his role as General Counsel, and Stephen MacDonald to Vice President, Finance and Accounting, and Treasurer (principal accounting officer). Mr. Tomer Kariv was also elected as Chairman of the Board of Directors.

Amounts payable to Messrs. Ward, Weaver and Snow in connection with their separations will be governed by their employment agreements, which provide for severance payments, the payment of premiums for COBRA coverage, if such coverage is elected by the executive, accelerated vesting of 25% of the total shares subject to existing equity awards, and extension of the exercise period of stock options for a period equal to the lesser of nine months following separation or the remaining term of the option. However, severance payments will not include any amount with respect to an executive’s 2020 bonus opportunity.

Effective as of March 1, 2020, Dr. Williams’ annual base salary will be $475,000 and target annual bonus opportunity will be set at 50% of his base salary. Additionally, Dr. Williams was granted stock options to purchase 400,000 shares of the Company’s common stock at an exercise price of $3.81 per share (the closing price on February 24, 2020) and restricted stock units for 200,000 shares of the Company’s common stock. The stock options and restricted stock units will vest over four years: one-fourth on the first anniversary of the date of grant and one-twelfth at the end of each succeeding quarter.

Also, effective as of March 1, 2020, Mr. Belloff’s annual base salary will be $420,000 and target annual bonus opportunity will be set at 40% of his base salary. Additionally, Mr. Belloff was granted stock options to purchase 200,000 shares of the Company’s common stock at an exercise price of $3.81 per share and restricted stock units for 100,000 shares of the Company’s common stock. The stock options and restricted units will vest over four years: one-fourth on the first anniversary of the date of grant and one-twelfth at the end of each succeeding quarter. Mr. Belloff also received a housing allowance and will report to the Chief Executive Officer.

Stephen MacDonald, 49, who started with the Company on October 14, 2019 as Corporate Controller, was promoted to Vice President, Finance and Accounting, and Treasurer of the Company effective immediately. Mr. MacDonald will take over principal accounting officer responsibilities on March 15, 2020. Mr. MacDonald receives a base annual salary of $255,000, a target bonus of 28% and was granted 15,000 options to purchase common stock of the Company at an exercise price of $3.93 on his initial hire date.   Prior to joining the Company, Mr. MacDonald worked at Tesaro, Inc. for more than five years prior to its acquisition by GSK, where he held several positions of increasing responsibility, including senior finance director Mr. MacDonald will report to the Chief Executive Officer.

Dr, Williams’ and Mr. Belloff’s employment agreements are terminable at will by the Company after 18 months from the effective date. Additionally, upon a termination by the Company without cause or a resignation for good reason, the executive would be entitled to (1) lump sum payment of an amount equal to 12 months of base salary, (2) payment of premiums for COBRA coverage at applicable rates for 12 months, if such coverage is elected by the executive, (3) any Annual Bonus (as defined in the employment agreement) earned but unpaid for the year immediately prior to the date employment terminated, (4) a pro-rata portion of the Target Bonus (as defined in the employment agreement) for the year in which termination occurs based on the number of days that the executive was employed during such performance year or achievement of performance goals as determined by the Board in good faith, depending on whether performance goals were established as of the date of termination, (5) accelerated vesting of 25% of the total shares subject to all equity awards, and (6) a post-termination stock option exercise period for the shorter of nine months or for the remaining term of the award.

If Dr. Williams’ or Mr. Belloff’s employment is terminated by the Company without cause or for good reason within 24 months following a Change in Control (as defined in the Company’s 2018 Equity Incentive Plan), he will be entitled to (1) continued payments of base salary for 18 months, (2) payment of premiums for COBRA coverage at applicable rates for 18 months if such coverage is elected by the executive, (3) any Annual Bonus earned but unpaid for the year immediately prior to the date his employment terminated, (4) the full Target Bonus for the performance year in which his employment terminated, (5) accelerated vesting of all of the unvested shares subject to all equity awards, and (6) a post-termination stock option exercise period for the shorter of 12 months or the remaining term of the option.

The foregoing description of the terms of the employment agreements is not complete and is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 26, 2020, the Company issued a press release relating to the re-alignment described in Items 2.05 and 5.02 herein. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: February 26, 2020	By:	/s/ Neil S. Belloff
	Name:	Neil S. Belloff
	Title:	Chief Operating Officer, General Counsel and Corporate Secretary